Exhibit 5.1

1114 Avenue of the Americas 23rd Floor New York, New York 10036.7703 USA Tel 212.880.6000 Fax 212.682.0200 www.torys.com

June 5, 2024

Brookfield Infrastructure Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield Infrastructure Finance ULC

4600-525 8th Avenue S.W.

Calgary, Alberta, Canada T2P 1G1

Brookfield Infrastructure L.P.

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

BIP Bermuda Holdings I Limited

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield Infrastructure Holdings (Canada) Inc.

Suite 100, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

Brookfield Infrastructure LLC

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York, United States 10281-1023

BIPC Holdings Inc.

Suite 100, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

RE: Brookfield Infrastructure Finance ULC – 7.250% Subordinated Notes due 2084 Guaranteed by Brookfield Infrastructure Partners L.P. and the other Guarantors (as defined below)

Automatic Shelf Registration Statement on Form F-3ASR (File Nos. 333-278529, 333-278529-01, 333-278529-02, 333-278529-03, 333-278529-04, 333-278529-05 and 333-278529-06)

Ladies and Gentlemen:

We have acted as special New York, Ontario and Alberta counsel for Brookfield Infrastructure Partners L.P., an exempted limited partnership organized under the laws of Bermuda (“BIP”), Brookfield Infrastructure Finance ULC, an unlimited liability company organized under the laws of Alberta, Canada (“Finco”), Brookfield Infrastructure L.P., an exempted limited partnership organized under the laws of Bermuda (“BILP”), BIP Bermuda Holdings I Limited, a Bermuda exempted company (“Bermuda Holdco”), Brookfield Infrastructure Holdings (Canada) Inc., a corporation organized under the laws of Ontario, Canada (“Can Holdco”), Brookfield Infrastructure LLC, a Delaware limited liability company (“BI LLC”) and BIPC Holdings Inc., a corporation organized under the laws of Ontario, Canada (“BIPC Holdings”, and together with BIP, BILP, Bermuda Holdco, Can Holdco and BI LLC, the “Guarantors” and together with Finco, the “Registrants”) in connection with the offering by Finco of US$172,500,000 aggregate principal amount of its 7.250% Subordinated Notes due 2084, including (i) US$150,000,000 aggregate principal amount of Finco’s 7.250% subordinated notes due 2084 issued on May 31, 2024 (the “Initial Notes”), and (ii) US$8,000,000 aggregate principal amount of Finco’s 7.250% subordinated notes due 2084 to be issued on the date hereof (the “Over-Allotment Notes”, and together with the Initial Notes, the “Notes”) pursuant to the partial exercise of an over-allotment option to purchase up to an additional US$22,500,000 aggregate principal amount of Finco’s 7.250% subordinated notes due 2084 up to 30 days after the date of the Underwriting Agreement (as defined below), guaranteed, on a subordinated basis, by the Guarantors (the “Guarantees” and together with the Notes, the “Securities”), pursuant to a prospectus supplement, dated as of May 29, 2024 (the “Prospectus Supplement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(2) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) to the Registration Statement on Form F-3ASR (File Nos. 333-278529, 333-278529-01, 333-278529-02, 333-278529-03, 333-278529-04, 333-278529-05 and 333-278529-06) (the “Registration Statement”). The Securities were offered pursuant to the underwriting agreement, dated as of May 29, 2024 (the “Underwriting Agreement”) among Finco, the Guarantors and the underwriters named therein (the “Underwriters”), and issued pursuant to the provisions of the indenture, dated as of May 24, 2021 (the “Base Indenture”) among Finco as the issuer, BIP and the other guarantors party thereto, as guarantors, Computershare Trust Company of Canada (the “Canadian Trustee”) and Computershare Trust Company N.A. (the “U.S. Trustee” and together with the Canadian Trustee, the “Trustees”), and the Second Supplemental Indenture thereto, dated as of May 31, 2024 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among Finco, the Guarantors and the Trustees.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and directors, as the case may be, and officers of the Registrants (including the general partner of BIP) that we reviewed were and are accurate, (vi) all representations made by the Registrants as to matters of fact in the documents that we reviewed were and are accurate, and (vii) the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustees. We have also assumed that each of BIP, BILP and Bermuda Holdco (i) is validly existing, (ii) has the requisite power to enter into the Indenture, (iii) has duly authorized entering into the Indenture and (iv) has duly executed and delivered the Indenture, in each case, under the laws of Bermuda.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Notes will constitute valid and binding obligations of Finco, and the Guarantees thereof will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the delivery of any Securities, (i) the effectiveness of the Registration Statement under the Securities Act has not been terminated or rescinded; (ii) the Indenture remains qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (iii) all corporate or other action required to be taken to duly authorize each proposed issuance of the Securities and any related documentation shall have been duly completed by the Guarantors (other than Can Holdco, BI LLC and BIPC Holdings), and shall remain in full force and effect; (iv) the Indenture and the Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of Finco and the Guarantors); and (v) there shall not have occurred any change in law affecting the validity or enforceability of the Securities. We have also assumed that the execution, delivery and performance by Finco and the Guarantors of any Securities (a) require no action by or in respect of, or filing with, any governmental body, agency or official, except as has been obtained under the Securities Act and the Trust Indenture Act; and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation (although, for greater certainty, we have not made any such assumptions with respect to the Applicable Laws (as defined below)) or any judgment, injunction, order or decree or any agreement or other instrument binding upon Finco and the Guarantors.

We are qualified to practice law in the Province of Alberta, the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Alberta, (b) the laws of the Province of Ontario, (c) the laws of the State of New York and (d) the Delaware Limited Liability Company Act (the “DLLCA”), in each case, in force at the date of this opinion letter (collectively, the “Applicable Laws”). Notwithstanding the foregoing and our opinions above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indenture or the Securities.

All opinions expressed in this letter concerning the laws of the Province of Ontario have been given by members of the Law Society of Ontario. For purposes of the above-mentioned opinions concerning the laws of the Province of Alberta, such opinions have been given by members of The Law Society of Alberta. For purposes of the above-mentioned opinions concerning the laws of the State of New York and the DLLCA, such opinions have been given by members of the New York State Bar.

We hereby consent to the reference to our name under the caption “Certain Canadian Federal Income Tax Considerations” in the Prospectus Supplement, which is a part of the Registration Statement.

We also hereby consent to the filing of this opinion letter as an exhibit to a report on Form 6-K to be filed by BIP on the date hereof and its incorporation by reference into the Registration Statement as an exhibit thereto and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP